                                                                    Exhibit 21.1

                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

SUBSIDIARY                                    STATE OF INCORPORATION/ORGANIZATION
----------                                    ----------------------
Bailey's Sports Grille, Inc.                  Delaware
F&H Restaurant Corp.                          Delaware
Fox & Hound, Inc.                             Texas
Fox & Hound II, Inc.                          Texas
F&H Dallas, Ltd.                              Texas
Midway Entertainment, Ltd.                    Texas
N. Collins Entertainment, Ltd.                Texas
505 Entertainment, Ltd.                       Texas